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                                                                EXHIBIT 3.1



                   SECOND AMENDED ARTICLES OF INCORPORATION
                                      OF
                             CALIBER SYSTEM, INC.


                                   ARTICLE I

        The name of the Corporation shall be Caliber System, Inc.

                                   ARTICLE II

        The place in Ohio where the prindpal office of the Corporation is to be located is in the City of Akron, County of Summit.

                                  ARTICLE III

        The Corporation is formed for the purpose of engaging in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

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                                  ARTICLE IV

        The maximum number of shares which the Corporation is authorized to have outstanding is 240,000,000 shares, consisting of 40,000,000 shares of serial preferred stock without par value (hereinafter called Serial Preferred Stock) and 200,000,000 shares of common stock without par value (hereinafter called Common Stock).

        The express terms of the shares of each class are as follows:

                                  Division A

                            Serial Preferred Stock

The Serial Preferred Stock may be issued from time to time in   one or more
series. Subject to the provisions of this Division A, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and to adopt from time to time amendments to these Amended Articles of Incorporation with respect to each such series to fix: the division of such shares into series and the designation and authorized number of shares of each series; the dividends or distribution rate; the dates of payment of dividends or distributions and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series. The holders of Serial Preferred Stock shall be entitled to one vote for each share upon all matters presented to the shareholders; and, except as required by law, the holders of Serial Preferred Stock and the holders of Common Stock shall vote together as one class on all matters.

                                  Division B

                                 Common Stock

        The Common Stock shall be subject to the express terms of the Serial Preferred Stock and of any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each share upon all matters presented to the shareholders. No holder of shares of Common Stock shall have a preemptive right to subscribe to additional issues of the stock of this Corporation of any or all classes or series.

                                  ARTICLE V

        These Amended Articles of Incorporation supersede the existing
Articles.

                                  ARTICLE VI

        Except as otherwise provided by law, the Articles, or the Regulations of this Corporation, as they may respectively be amended, all of the powers of this Corporation shall be possessed and exercised by the Board of Directors.

                                 ARTICLE VII

        The Corporation may redeem or purchase shares of any kind or class issued by it, to such extent, at such time, in such manner and upon such terms as its Board of Directors shall

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determine; provided, however, that the Corporation shall not redeem or purchase its own shares if immediately thereafter its assets would be less than its liabilities plus stated capital, or if the Corporation is insolvent, or if there is reasonable ground to believe that by such redemption or purchase it would be rendered insolvent

                                 ARTICLE VIII

        The number of Directors of this Corporation, which shall constitute the whole Board; shall be such as from time to time shall be fixed by, or in the manner provided in, the Code of Regulations, but in no case shall the number be less than three. Directors need not be shareholders of this Corporation.

                                  ARTICLE IX

        A Director of this Corporation shall not be disqualified by such office from dealing or contracting with this Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable or in any way invalidated or affected by reason of the fact that any organization or member of any organization of which such Director is a member or any corporation of which such Director is a shareholder, officer or director is in any way interested in such transaction or contract or act, provided that the fact that such member, such organization, or such corporation is so interested in such transaction or contract or act has been disclosed or is known to the Board of Directors of this Corporation or such members thereof as shall be present at any meeting of such Board of Directors at which action upon any such transaction or contract or act shall be taken; and provided that if such fact is so disclosed or known, no such Director shall be accountable or responsible to this Corporation for, or in respect of, any such transaction or contract or act of this Corporation or for any gains or profits realized by him by reason of the fact that he or any organization of which he is a member, shareholder, officer or director is interested in such transaction or contract or act.

                                  ARTICLE X

        Any provision contained in these Articles of Incorporation may be amended, altered or repealed by the affirmative vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or by the affirmative vote of a majority of the holders of shares of every particular class entitled by law or these Articles of Incorporation to vote on such amendment, alteration or repeal, unless a greater vote is mandatory under Article Xl; provided, however, the foregoing shall not prohibit the Directors from amending, altering or repealing any article when permitted by the General Corporation Law of Ohio, as amended.

                                  ARTICLE Xl

        (A) Any proposal or proceeding for the merger or consolidation of this Corporation, or any combination or majority share acquisition of this Corporation, or any sale, lease, or exchange of substantially all of the assets of this Corporation shall not be effected unless a meeting of the shareholders of this Corporation is held to act thereon and the votes of the holders of voting stock of this Corporation outstanding representing not less than 66-2/3% of the votes entitled to vote thereon are voted in favor thereof; provided, however, notwithstanding anything to the contrary herein, the 66-2/3% vote required under this Article Xl shall be changed to the percentage of votes specified in Article XII hereof if, at a meeting of

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the Board of Directors legally called and held, 87.5% of the Directors shall have voted to recommend approval of the proposal or proceeding to the shareholders or if 100% of the Directors shall have consented thereto in writing in accordance with the General Corporation Law of Ohio. The vote required under this Article XI is in addition to the requirements of the General Corporation Law of Ohio or the Securities Act, as amended (Ohio
Revised Code Ch. 1707), the Securities Exchange Act of 1934, as amended, and any Rules or Regulations promulgated by the Securities and Exchange Commission pursuant to that Act, or the law of any other state that may be applicable, and it shall not be affected by the unconstitutionality of any such statute, rule or regulation for any reason.

        (B) In addition, this Article Xl may not be amended or repealed unless the holders of voting stock of this Corporation outstanding and representing 66-2/3% of the votes entitled to vote thereon are voted in favor of any such action.

                                 ARTICLE XII

        Except when a greater vote may be required pursuant to Article Xl hereof, any proposal or proceeding for the: (1) sale, exchange or other disposition of all, or substantially all, of the assets of the Corporation; (2) merger or consolidation of the Corporation into a domestic corporation; (3) merger or consolidation of the Corporation into a foreign corporation; (4) combination or a majority share acquisition wherein this Corporation is the acquiring corporation; or (5) the voluntary dissolution of this Corporation, with respect to which the General Corporation Law of Ohio would require shareholder authorization, shareholder authorization therefor shall be sufficiently received if the proposal or proceeding in question receives the affirmative vote of not less than a majority of the shares of the entire voting power of the Corporation and of the shares of every class entitled to vote upon the proposal or proceeding taken at a meeting of the shareholders duly called and held for such respective purpose or evidenced without a meeting in accordance with Section 1701.54, as it may be amended.

                                 ARTICLE XIII

        The right to cumulate votes in the election of Directors shall not exist with respect to shares of capital stock of the Corporation.